Kurt D. Saliger, C.P.A.
Certified Public Accountant
5000 West Oakey
Suite A-4
Las Vegas, Nevada  89146


July 1, 1999


U.S. Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

     Re:  Hiking Adventures, Inc.
          Form 10-SB

Dear Sir or Madam:

     As a certified public accountant, I hereby consent to the inclusion in this Form 10-SB of my report dated July 1, 1999 in Hiking Adventures, Inc.'s Form 10-SB and to all references to my firm included in Statement.

By:/s/ Kurt D. Saliger, C.P.A.
Kurt D. Saliger